Exhibit 10.8

FIRST/SECOND LIEN INTERCREDITOR AGREEMENT

THIS FIRST/SECOND LIEN INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of December 27, 2012, by and among the First Lien Agents (as hereinafter defined), the Second Lien Agents (as hereinafter defined), TRANSFIRST HOLDINGS, INC., a Delaware corporation (“Borrower”), each other Obligor (as hereinafter defined) including, without limitation, TRANSFIRST PARENT CORP., a Delaware corporation (“Holdings”), the Subsidiaries of the Borrower listed in Annex I hereto (together with Holdings and Borrower, the “Initial Obligors”) and the other Obligors from time to time party hereto. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings assigned to them in Section 1 hereof.

W I T N E S S E T H:

WHEREAS, the Borrower, the financial institutions who are or hereafter become parties thereto as lenders and General Electric Capital Corporation (in its individual capacity, “GE”), as administrative agent and collateral agent, are parties to a First Lien Credit Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the “First Lien Credit Agreement”), pursuant to which such lenders have made and will from time to time make loans and provide other financial accommodations to the Borrower;

WHEREAS, the Borrower, the financial institutions who are or hereafter become parties thereto as lenders and General Electric Capital Corporation, as administrative agent and collateral agent, are parties to a Second Lien Credit Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the “Second Lien Credit Agreement”), pursuant to which such lenders have made loans to the Borrower;

WHEREAS, the Borrower and the other Obligors (i) have granted to the First Lien Collateral Agent, for the benefit of the First Lien Creditors pursuant to the First Lien Loan Collateral Documents, a lien on, and security interest in, substantially all of their assets and properties pursuant to, and all as more particularly described in, the First Lien Loan Documents (the “First Lien Collateral”) and (ii) may grant to any other First Lien Creditors pursuant to Other First Lien Obligations Collateral Documents, a lien on and security interest in, the First Lien Collateral;

WHEREAS, the Borrower and the other Obligors (i) have granted to the Second Lien Collateral Agent, for the benefit of the Second Lien Creditors pursuant to the Second Lien Loan Collateral Documents, a lien on, and security interest in, substantially all of their assets and properties pursuant to, and all as more particularly described in, the Second Lien Loan Documents (the “Second Lien Collateral”) and (ii) may grant to any other Second Lien Creditors pursuant to Other Second Lien Obligations Collateral Documents, a lien on and security interest in, the Second Lien Collateral;

WHEREAS, the Second Lien Creditors and the First Lien Creditors wish to set forth their agreement as to certain of their respective rights and obligations with respect to the Collateral and their understanding relative to their respective positions in the Collateral; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

Section 1. Definitions.

1.1. General Terms. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and the plural forms of the terms defined:

“Agents” means, collectively, the First Lien Agents and the Second Lien Agents.

“Agreement” shall have the meaning set forth in the recitals hereof.

“Applicable First Lien Agent” means (i) the First Lien Collateral Agent until such time as there are Other First Lien Obligations and (ii) at any time when clause (i) does not apply, the First Lien Controlling Collateral Agent at such time; it being understood that the First Lien Collateral Agent shall have notified in writing the Applicable Second Lien Agent, the Second Lien Collateral Agent (if not acting as the Applicable Second Lien Agent) and the other First Lien Agents of any First Lien Controlling Collateral Agent when clause (ii) applies. As of the date hereof, GE in its capacity as the First Lien Collateral Agent, shall act as the Applicable First Lien Agent.

“Applicable Second Lien Agent” means (i) the Second Lien Collateral Agent until such time as there are Other Second Lien Obligations and (ii) at any time when clause (i) does not apply, the Second Lien Controlling Collateral Agent at such time; it being understood that the Second Lien Collateral Agent shall have notified in writing the Applicable First Lien Agent, the First Lien Collateral Agent (if not acting as the Applicable First Lien Agent) and the other Second Lien Agents of any Second Lien Controlling Collateral Agent when clause (ii) applies. As of the date hereof, GE in its capacity as the Second Lien Collateral Agent, shall act as the Applicable Second Lien Agent.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq.

“Borrower” shall have the meaning set forth in the recitals hereof.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which either the New York Stock Exchange is closed, or on which commercial banks in Chicago and New York City are authorized by law to close.

“Collateral” means all assets and properties of any Obligor to the extent constituting, or purporting to constitute, both First Lien Collateral and Second Lien Collateral.

“Consent and Acknowledgment” means, as applicable, either (a) an instrument in form and substance substantially similar to Exhibit A hereto or another instrument reasonably satisfactory to the Applicable First Lien Agent, the Applicable Second Lien Agent and the Borrower, pursuant to which any Other First Lien Obligations Creditor, through its Other First Lien Obligations Agent, acknowledges this Agreement and consents to be bound by the terms hereof in accordance with Section 6.17 (Requirements for Consent) or (b) an instrument in form and substance substantially similar to Exhibit B hereto or another instrument reasonably satisfactory to the Applicable First Lien Agent, the Applicable Second Lien Agent and the Borrower, pursuant to which any Other Second Lien Obligations Creditor, through its Other Second Lien Obligations Agent, acknowledges this Agreement and consents to be bound by the terms hereof in accordance with Section 6.17.

“DIP Financing” shall have the meaning set forth in Section 5.2(a) hereof.

“Distribution” means, with respect to any indebtedness or obligation, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation or (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Obligor.

“Documents” means the First Lien Documents and the Second Lien Documents, collectively.

“Enforcement Action” means upon the occurrence and during the continuation of an Event of Default and in connection with the exercise of remedies: (i) any action by any Secured Creditor to foreclose on the Lien of such Person in any Collateral; (ii) any action by any Secured Creditor to take possession of, or sell or otherwise realize upon, or to exercise any other rights or remedies with respect to, any Collateral, including, without limitation, a sale or other disposition of any Collateral by an Obligor with the consent of, or at the direction of, a Secured Creditor and notification of account debtors; (iii) any action by any Secured Creditor to retain, or direct or cause an Obligor to retain, a broker, investment banker or appraiser to sell (or appraise in connection with a proposed sale) any of the Collateral; (iv) the taking of any other actions by a Secured Creditor against or with respect to the Collateral to collect or enforce all or any part of the Obligations payable to such Secured Creditor or any claims in respect thereof, or the exercise of any right of setoff with respect to, any Collateral or the sale or other disposition of any interest in such Collateral; and/or (v) the commencement by any Secured Creditor of any legal proceedings or actions against or with respect to any Obligor’s property or assets or any Collateral to facilitate the actions described in clauses (i), (ii), (iii) and (iv) above, including any Insolvency Proceeding and action to have the automatic stay lifted in any Insolvency Proceeding of an Obligor; provided that (A) the filing of any notice of or voting any claim in any Insolvency Proceeding involving an Obligor and (B) the making of any argument, or the filing of any objection, pleading or motion, by any Secured Creditor to preserve or protect its Lien on the Collateral that is not otherwise in contravention of this Agreement shall not be deemed to be an Enforcement Action.

“Event of Default” means each “Event of Default” or similar term, as such term is defined in any First Lien Document or any Second Lien Document.

“First Lien Administrative Agent” means GE, in its capacity as administrative agent for the First Lien Loan Creditors under the First Lien Loan Documents, and its successors and assigns in such capacity (including one or more other agents or similar contractual representatives for one or more lenders that at any time succeeds to or refinances, replaces or provides substitute funding for any or all of the First Lien Loan Obligations at any time and from time to time).

“First Lien Agent” means the First Lien Loan Agents and each Other First Lien Obligations Agent.

“First Lien Collateral” shall have the meaning set forth in the recitals hereto.

“First Lien Collateral Agent” means GE, in its capacity as collateral agent for the First Lien Loan Creditors under the First Lien Loan Documents, and its successors and assigns in such capacity (including one or more other agents or similar contractual representatives for one or more lenders that at any time succeeds to or refinances, replaces or provides substitute funding for any or all of the First Lien Obligations at any time and from time to time).

“First Lien Collateral Documents” means, collectively, the First Lien Loan Collateral Documents and the Other First Lien Obligations Collateral Documents.

“First Lien Controlling Collateral Agent” means “Controlling Collateral Agent” as defined in the First Lien Intercreditor Agreement.

“First Lien Credit Agreement” shall have the meaning set forth in the recitals hereto.

“First Lien Creditors” means the First Lien Loan Creditors and the Other First Lien Obligations Creditors.

“First Lien Documents” means, collectively, the First Lien Loan Documents and the Other First Lien Obligations Documents.

“First Lien Lenders” means all lenders from time to time party to the First Lien Loan Documents, in their capacity as such.

“First Lien Letter of Credit Obligations” means all outstanding obligations incurred by the First Lien Creditors, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of letters of credit by a First Lien Creditor or another issuer pursuant to the First Lien Documents or the purchase of a participation, guaranty or risk participation with respect to any letter of credit, including any unpaid reimbursement obligations in respect thereof. The amount of such First Lien Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by the First Lien Creditors thereupon or pursuant thereto.

“First Lien Leverage Ratio” shall have the meaning set forth in the First Lien Credit Agreement, as in effect on the date hereof.

“First Lien Loan Agents” means the First Lien Administrative Agent and First Lien Collateral Agent, and “First Lien Agent” means either of them.

“First Lien Loan Agreement” means (i) the First Lien Credit Agreement and (ii) each loan, credit agreement or other instrument (including indentures) evidencing any replacement, substitution, renewal, or refinancing for the Obligations under the then applicable First Lien Loan Agreement permitted hereunder, in each case as the same may from time to time be amended, restated, supplemented, modified, replaced, substituted, renewed or refinanced (including by means of sales of debt securities to institutional investors), in each instance, to the extent permitted hereunder.

“First Lien Loan Creditors” means the “First Lien Secured Parties” as such term is defined in the First Lien Credit Agreement.

“First Lien Loan Collateral Documents” means the “Collateral Documents” as such term is defined in the First Lien Credit Agreement.

“First Lien Loan Documents” means the First Lien Loan Agreement, all Loan Documents (as such term is defined in the First Lien Loan Agreement) and all other agreements, documents and instruments at any time executed and/or delivered by any Obligor or any other Person with, to or in favor of any First Lien Loan Creditor in connection therewith or related thereto (including First Lien Secured Hedge Agreements and First Lien Secured Cash Management Agreements) or in connection with any DIP Financing (described in Section 5.2) , in each case as the same may from time to time be amended, restated, supplemented, modified, replaced, substituted, renewed or refinanced, in each instance, to the extent permitted hereunder.

“First Lien Loan Obligations” means the “Secured Obligations” as defined in the First Lien Credit Agreement.

“First Lien Loan Security Agreement” means “Security Agreement” as defined in the First Lien Credit Agreement.

“First Lien Loans” means any loans or advances outstanding under the First Lien Loan Documents and including in any event, Term Loans, Revolving Credit Loans and Swing Lien Loans.

“First Lien Obligations” means the First Lien Loan Obligations and the Other First Lien Obligations.

“First Lien Required Lenders” means “Required Lenders” as defined in the First Lien Credit Agreement, and with respect to any Other First Lien Obligations Documents, the Other First Lien Obligations Creditors in respect thereof the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of, or consent to any departure from such Other First Lien Obligations Documents (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of such Other First Lien Obligations Documents).

“First Lien Termination Date” means the date on which all First Lien Obligations have been Paid in Full.

“GE” shall have the meaning set forth in the recitals hereto.

“Incremental Equivalent Debt” shall have the meaning set forth in the First Lien Credit Agreement, as in effect on the date hereof.

“Incremental Loans” shall have the meaning set forth in the First Lien Credit Agreement, as in effect on the date hereof.

“Incremental Second Lien Usage Amount” shall have the meaning set forth in the First Lien Credit Agreement, as in effect on the date hereof.

“Initial Obligors” has the meaning assigned to such term in the introductory paragraph hereto.

“Insolvency Proceeding” means, as to any Obligor, any of the following: (i) any case or proceeding with respect to such Person under the Bankruptcy Code or any other Federal or State bankruptcy, insolvency, reorganization or other law affecting creditors’ rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Obligor; (ii) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Obligor or a material position of its assets; (iii) any proceeding for liquidation, dissolution, reorganization or other winding up of the business of such Obligor; or (iv) any assignment for the benefit of creditors or any marshaling of assets of such Obligor.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any capitalized lease having substantially the same economic effect as any of the foregoing).

“Material Portion of the Collateral” means, as of any date of determination, Collateral having a book value in excess of fifty percent (50%) of the book value of all First Lien Collateral.

“Maximum First Lien Principal Amount” means, as of any date of determination, (i) until such time as the Second Lien Loan Obligations have been Paid in Full, an amount no greater than (a) $450,000,000, plus (b) without duplication, an amount equal to the aggregate amount of the Incremental Loans, taken together with any Incremental Equivalent Debt, not to exceed the sum of (x) $35,000,000 (minus (A) the aggregate amount of Incremental Equivalent Debt incurred in reliance on Section 7.03(k)(A)(i)(x) of the First Lien Credit Agreement and (B) the Incremental Second Lien Usage Amount) and (y) up to an amount of Incremental Loans and Incremental Equivalent Debt so long as the First Lien Leverage Ratio is no more than 4.00 to 1.00 as of the last day of the Test Period most recently ended, after giving pro forma effect to any such incurrence (calculating the First Lien Leverage Ratio without netting the cash proceeds from such Incremental Loans), plus (c) without duplication of the amounts set forth in clauses (a) and (b) above, any Permitted Pari Passu Secured Refinancing, minus (d) the amount of any prepayments from net cash proceeds of asset dispositions and casualty events of term loans constituting First Lien Loans, and permanent revolving commitment reductions for revolving credit facilities under the First Lien Loan Agreement in connection therewith, in each instance, other than in connection with a permitted refinancing of the First Lien Obligations, plus (e) $90,000,000, plus (f) solely as a component of a DIP Financing, additional loans provided that after giving effect to the funding thereof, the First Lien Leverage Ratio is no more than 4.00 to 1.00 as of the last day of the Test Period most recently ended, after giving pro forma effect to any such incurrence (calculating the First Lien Leverage Ratio without netting the cash proceeds from such loans and assuming for such purpose that such loans are First Lien Loans) plus (g) such additional amounts as are permitted to be incurred or issued by the provisions of the then existing Second Lien Documents or otherwise have been agreed or consented to by the Second Lien Required Lenders and (ii) at any time when clause (i) does not apply, an amount equal to the greater of (a) the amount set forth in clause (i) immediately prior to the Second Lien Loan Obligations being Paid in Full and (b)(1) an amount equal to the First Lien Obligations outstanding on the date the Second Lien Loan Obligations are Paid in Full plus (2) such additional amounts as are permitted to be incurred or issued by the provisions of the then existing Second Lien Documents or otherwise have been agreed or consented to by the Second Lien Required Lenders

“Obligations” means the First Lien Obligations and the Second Lien Obligations, collectively.

“Obligor” means (x) Initial Obligors and (y) each Restricted Subsidiary of the Borrower that becomes a guarantor under the First Lien Loan Agreement, in each case, including a receiver, trustee or debtor-in-possession on behalf of such Person.

“Other First Lien Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Obligor and its Subsidiaries arising under any Other First Lien Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Obligor or Subsidiary of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding, in each case, (x) that are designated in writing by the Borrower as Other First Lien Obligations pursuant to and in accordance with Section 6.17 and (y) the Representative with respect to which has duly executed and delivered an applicable Consent and Acknowledgment; but only to the extent that, after giving effect to the incurrence or issuance of such Other First Lien Obligations, the total principal or face amount of First Lien Obligations does not exceed the Maximum First Lien Principal Amount. Without limiting the generality of the foregoing, the Obligations of the Obligor under the Other First Lien Obligations Documents (and of their Subsidiaries to the extent they have obligations under the Other First Lien Obligations Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Obligor or its Subsidiaries under any Other First Lien Obligations Documents and (b) the obligation of any Obligor or any of its Subsidiaries to reimburse any amount in respect of any of the foregoing that any Other First Lien Obligations Creditor, in its sole discretion, may elect to pay or advance on behalf of such Obligor or such Subsidiary.

“Other First Lien Obligations Agent” means, with respect to any Series of Other First Lien Obligations or any separate facility within such Series, the person elected, designated or appointed as the administrative agent and/or collateral agent, trustee or similar representative of such Series or such separate facility within such Series by or on behalf of the holders of such Series of Other First Lien Obligations or such separate facility within such Series, and its respective successors in substantially the same capacity as may from time to time be appointed.

“Other First Lien Obligations Collateral Documents” means, collectively, the security agreements (if different from the First Lien Loan Collateral Documents) or any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Obligor to secure any Other First Lien Obligations.

“Other First Lien Obligations Credit Document” means any (a) instruments, agreements or documents evidencing debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (b) debt securities, indentures and/or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (c) instruments or agreements evidencing any other indebtedness, in each case of the foregoing clauses to the extent that the obligations in respect thereof constitute Other First Lien Obligations.

“Other First Lien Obligations Creditors” means, collectively, the persons holding any Other First Lien Obligations who have, directly or indirectly through their respective Other First Lien Obligations Agents, become party to and bound by this Agreement pursuant to a Consent and Acknowledgment in accordance with the provisions of Section 6.17 hereof.

“Other First Lien Obligations Documents” means, collectively, the Other First Lien Obligations Credit Documents and the Other First Lien Obligations Collateral Documents related thereto.

“Other Second Lien Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Obligor and its Subsidiaries arising under any Other Second Lien Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Obligor or Subsidiary of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding, in each case, (x) that are designated in writing by the Borrower as Other Second Lien Obligations pursuant to and in accordance with Section 6.17 and (y) the Representative with respect to which has duly executed and delivered an applicable Consent and Acknowledgment. Without limiting the generality of the foregoing, the Obligations of the Obligor under the Other Second Lien Documents (and of their Subsidiaries to the extent they have obligations under the Other Second Lien Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Obligor or its Subsidiaries under any Other Second Lien Documents and (b) the obligation of any Obligor or any of its Subsidiaries to reimburse any amount in respect of any of the foregoing that any Other Second Lien Obligations Creditor, in its sole discretion, may elect to pay or advance on behalf of such Obligor or such Subsidiary

“Other Second Lien Obligations Agent” means, with respect to any Series of Other Second Lien Obligations or any separate facility within such Series, the person elected, designated or appointed as the administrative agent and/or collateral agent, trustee or similar representative of such Series or such separate facility within such Series by or on behalf of the holders of such Series of Other Second Lien Obligations or such separate facility within such Series, and its respective successors in substantially the same capacity as may from time to time be appointed.

“Other Second Lien Obligations Collateral Documents” means, collectively, the security agreements (if different from the Second Lien Loan Collateral Documents) or any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Obligor to secure any Other Second Lien Obligations.

“Other Second Lien Obligations Credit Document” means any (a) instruments, agreements or documents evidencing debt facilities or commercial paper facilities, providing for revolving credit loans or term loans, (b) debt securities, indentures and/or other forms of debt financing (including convertible or exchangeable debt instruments) or (c) instruments or agreements evidencing any other indebtedness, in each case of the foregoing clauses to the extent that the obligations in respect thereof constitute Other Second Lien Obligations.

“Other Second Lien Obligations Creditors” means, collectively, the persons holding any Other Second Lien Obligations who have, directly or indirectly through their respective Other Second Lien Obligations Agents, become party to and bound by this Agreement pursuant to a Consent and Acknowledgment in accordance with the provisions of Section 6.17 hereof.

“Other Second Lien Obligations Documents” means, collectively, the Other Second Lien Obligations Credit Documents and the Other Second Lien Obligations Collateral Documents related thereto.

“Paid in Full” means, with respect to any Obligations, that: (a) all of such Obligations (other than (A) contingent obligations not yet due and payable but including for all purposes hereof amounts due under Section 10.04 and/or 10.05 of the First Lien Credit Agreement and the Second Lien Credit Agreement, as applicable, or the comparable provision in any successor document, other First Lien Document or Second Lien Document as permitted hereunder, that have been invoiced to or demanded of the Borrower and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Hedge Bank and/or Cash Management Bank shall have been made), subject only to Section 5.4 below, paid, performed or discharged in full; (b) no Person has any further right to obtain any loans, letters of credit, bankers’ acceptances, or other extensions of credit under the documents relating to such Obligations; (c) any and all letters of credit, bankers’ acceptances, or similar instruments issued under such documents have expired or have been terminated or cancelled and returned unless cash collateral or other credit support satisfactory to the L/C Issuer (as defined in the First Lien Credit Agreement) thereof (or the First Lien Administrative Agent in the case of a Support Agreement (as defined in the First Lien Credit Agreement)) or other issuer thereof as permitted hereunder, in each case, in its sole discretion has been provided; provided that, with respect to the principal loan amount of First Lien Obligations and outstanding First Lien Letter of Credit Obligations, “Paid In Full” as used herein means payment in full in cash only up to the Maximum First Lien Principal Amount.

“Permitted Collateral Sale” means any sale or other disposition of Collateral permitted under both the First Lien Documents and the Second Lien Documents, for which the proceeds thereof are to be applied to the Obligations as and to the extent required by both the First Lien Documents and the Second Lien Documents. For the sake of clarity, any sale or disposition occurring or effected under any circumstance or condition described in the definition of the term “Release Event” shall not be deemed to be a Permitted Collateral Sale.

“Permitted Unsecured Distributions” shall have the meaning set forth in Section 5.5(a).

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, joint venture, governmental authority or other regulatory body.

“Release Documents” shall have the meaning set forth in Section 2.5.

“Release Event” means (i) in the event of the occurrence and continuance of an Event of Default, the taking of any Enforcement Action by the Applicable First Lien Agent or First Lien Creditors against any of the Collateral or, (ii) after the occurrence and during the continuance of an Insolvency Proceeding by or against any Obligor, the entry of an order of the Bankruptcy Court pursuant to Section 363 or Section 1129 of the Bankruptcy Code authorizing the sale of all or any portion of the Collateral.

“Reorganization Securities” means any debt or equity securities which are distributed to the Second Lien Creditors in an Insolvency Proceeding which, as to lien subordination and payment terms, are no less favorable to the First Lien Lenders than the terms hereof.

“Restricted Subsidiary” has the meaning set forth in the First Lien Credit Agreement.

“Second Lien Administrative Agent” means GE, in its capacity as administrative agent for the Second Lien Lenders under the Second Lien Documents, and its successors and assigns in such capacity.

“Second Lien Agent” means the Second Lien Loan Agents and each Other Second Lien Obligations Agent.

“Second Lien Collateral” shall have the meaning set forth in the recitals hereto.

“Second Lien Collateral Agent” means GE, in its capacity as collateral agent for the Second Lien Lenders under the Second Lien Documents, and its successors and assigns in such capacity.

“Second Lien Collateral Documents” means, collectively, the Second Lien Loan Collateral Documents and the Other Second Lien Obligations Collateral Documents.

“Second Lien Controlling Collateral Agent” means “Controlling Collateral Agent” as defined in the Second Lien Intercreditor Agreement.

“Second Lien Creditors” means the Second Lien Loan Creditors and the Other Second Lien Obligations Creditors.

“Second Lien Default Notice” means with respect to any Event of Default under the Second Lien Documents, a written notice from a Second Lien Agent or the Second Lien Required Lenders to the Applicable First Lien Agent describing such Event of Default in reasonable detail.

“Second Lien Documents” means, collectively, the Second Lien Loan Documents and the Other Second Lien Obligations Documents.

“Second Lien Lenders” means all lenders from time to time a party to the Second Lien Loan Documents, in their capacity as such.

“Second Lien Loan Agents” means the Second Lien Administrative Agent and the Second Lien Collateral Agent and “Second Lien Agent” means either of them.

“Second Lien Loan Agreement” shall have the meaning set forth in the recitals hereto.

“Second Lien Loan Creditors” means the Second Lien Agents and the Second Lien Lenders, collectively.

“Second Lien Loan Collateral Documents” means the “Collateral Documents” as such term is defined in the Second Lien Credit Agreement.

“Second Lien Loan Documents” means the Second Lien Loan Agreement, all Loan Documents (as such term is defined in the Second Lien Loan Agreement) and all other agreements, documents and instruments at any time executed and/or delivered by any Obligor or any other Person with, to or in favor of the Second Lien Creditors in connection therewith or related thereto, including such documents evidencing successive refundings or refinancings of the Second Lien Loan Obligations in whole or in part as permitted hereunder, in each case, as amended, restated, supplemented or otherwise modified from time to time as permitted hereunder.

“Second Lien Loan Obligations” means the “Secured Obligations” as defined in the Second Lien Credit Agreement.

“Second Lien Loan Security Agreement” means “Security Agreement” as defined in the Second Lien Loan Agreement.

“Second Lien Obligation” means the Second Lien Loan Obligations and the Other Second Lien Obligations.

“Second Lien Payment Default” means an Event of Default under any Second Lien Document as a result of the failure to pay principal of or interest in respect of, the Second Lien Obligations when due.

“Second Lien Required Lenders” means “Required Lenders” as defined in the Second Lien Credit Agreement, and with respect to any Other Second Lien Obligations Documents, the Other Second Lien Obligations Creditors in respect thereof the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of, or consent to any departure from such Other Second Lien Obligations Documents (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of such Other Second Lien Obligations Documents).

“Second Lien Termination Date” means the date on which all Second Lien Obligations have been Paid in Full.

“Secured Creditors” means the First Lien Creditors and the Second Lien Creditors, collectively.

“Series” means, as applicable,

(a) each of the First Lien Loan Obligations and each series of Other First Lien Obligations, each of which shall constitute a separate series of Secured Obligations constituting First Lien Obligations, except that, in the event that any two or more series of such Other First Lien Obligations (i) are secured by identical Collateral held by a common collateral agent and (ii) the Borrower designates such Other First Lien Obligations to constitute a single series, such series of Other First Lien Obligations shall collectively constitute a single series. The First Lien Obligations Creditors with respect to each series of First Lien Obligations shall constitute a separate series of First Lien Secured Parties; and

(b) each of the Second Lien Loan Obligations and each series of Other Second Lien Obligations, each of which shall constitute a separate series of Secured Obligations constituting Second Lien Obligations, except that, in the event that any two or more series of such Other Second Lien Obligations (i) are secured by identical Collateral held by a common collateral agent and (ii) the Borrower designates such Other Second Lien Obligations to constitute a single series, such series of Other Second Lien Obligations shall collectively constitute a single series. The Second Lien Obligations Creditors with respect to each series of Second Lien Obligations shall constitute a separate series of Second Lien Creditors.

“Standstill Period” means the period during which the Second Lien Creditors are not permitted to take an Enforcement Action under Section 3.1 commencing on the date of the occurrence of an Event of Default under the Second Lien Loan Agreement and ending upon the date which is 180 days after the date the First Lien Agents have received a Second Lien Default Notice with respect to such Event of Default.

“Triggering Event” shall have the meaning set forth in Section 4.6.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York or, as applicable, of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

1.2. Certain Matters of Construction. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and section references are to this Agreement unless otherwise specified. For purposes of this Agreement, the following additional rules of construction shall apply: (i) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (ii) the term “including” shall not be limiting or exclusive, unless specifically indicated to the contrary; (iii) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (iv) unless otherwise specified, all references to any instruments or agreements, including references to any of this Agreement and the Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof, in each case, made in accordance with the terms hereof.

Section 2. Security Interests; Priorities.

2.1. Priorities. Each Secured Creditor hereby acknowledges that the other Secured Creditors have been granted Liens upon the Collateral to secure their respective Obligations. The Liens now or hereafter held by or on behalf of any First Lien Agent on the Collateral, for the benefit of the First Lien Creditors, to the extent such Liens secure First Lien Obligations, are and shall be senior and prior in right to the Liens of any Second Lien Agent, for the benefit of the Second Lien Creditors, on the Collateral, and such Liens of the Second Lien Agents, for the benefit of the Second Lien Creditors, on the Collateral are and shall be junior and subordinate to the Liens of the First Lien Agents, to the extent such

Liens secure First Lien Obligations. The priorities of the Liens provided in this Section 2.1 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of any of the Obligations to the extent permitted hereunder, nor by any action or inaction which any of the Secured Creditors or any Obligor may take or fail to take in respect of the Collateral.

2.2. No Alteration of Priority. The priorities set forth in this Agreement are applicable irrespective of the order or time of grant or attachment, or the order, time, method or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien, if any, in favor of each Secured Creditor in any Collateral, or any defect or deficiency in perfection in, or failure of, any Lien granted in any Collateral to be perfected, and notwithstanding any conflicting terms or conditions which may be contained in any of the Documents or any provision of the Uniform Commercial Code or other applicable law.

2.3. Perfection. Except as provided in Section 3.4, each Secured Creditor shall be solely responsible for perfecting and maintaining the perfection of its Lien in and to each item constituting the Collateral in which such Secured Creditor has been granted a Lien. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Lien Creditors and the Second Lien Creditors and shall not impose on any Secured Creditor any obligations in respect of the disposition of proceeds of any Collateral that would conflict with prior perfected claims therein in favor of any other Person other than the Secured Creditors or any order or decree of any court or governmental authority or any applicable law. Each Secured Creditor agrees that it will not institute, solicit or join in any contest (including in any Insolvency Proceeding) of the validity, perfection, priority or enforceability of the Liens of the other Secured Creditors in the Collateral or the provisions of this Agreement.

2.4. Proceeds of Collateral. All net proceeds of the Collateral (including insurance proceeds) received by any Second Lien Creditor in connection with or pursuant to an Enforcement Action shall be forthwith paid over, in the funds and currency received, to the Applicable First Lien Agent for application to the First Lien Obligations until the First Lien Obligations are Paid in Full. All net proceeds of the Collateral received by any First Lien Creditor after the First Lien Termination Date shall be forthwith paid over, in the funds and currency received, to the Applicable Second Lien Agent for application to the Second Lien Obligations (unless otherwise required by law or court order) until the Second Lien Obligations are Paid In Full.

2.5. Release of Collateral Upon Permitted Collateral Sale. The Applicable Second Lien Agent shall at any time in connection with any Permitted Collateral Sale: (i) upon the request of the Applicable First Lien Agent with respect to the Collateral subject to such Permitted Collateral Sale, release or otherwise terminate its Liens on such Collateral (including, without limitation, a release of any Obligor on a guaranty to the extent such Permitted Collateral Sale consists of a sale of all of the equity securities of such Obligor which have been pledged to secure the First Lien Obligations); and (ii) deliver such terminations of financing statements, partial lien releases, mortgage satisfactions and discharges, endorsements, guarantee releases, assignments or other instruments of transfer, termination or release (collectively, “Release Documents”) and take such further actions as the Applicable First Lien Agent shall reasonably require in order to release and/or terminate (or evidence the same) such Second Lien Agent’s Liens on the Collateral subject to such Permitted Collateral Sale; provided that if the closing of the sale or disposition of the Collateral is not consummated, the Applicable First Lien Agent shall promptly return all Release Documents to the Applicable Second Lien Agent. Notwithstanding the foregoing, the Applicable Second Lien Agent and the Second Lien Creditors shall, subject to the terms of this Agreement, retain their rights to the proceeds of any Collateral subject to a Permitted Collateral Sale. The foregoing provisions shall not diminish or otherwise affect the provisions of Section 6.13 of each of the First Lien Loan Security Agreement and Second Lien Loan Security Agreement and any comparable provision of any First Lien Collateral Document or Second Lien Collateral Document.

2.6. Release of Collateral Upon Release Event. The Applicable Second Lien Agent shall at any time in connection with a Release Event with respect to any Collateral: (i) upon the request of the Applicable First Lien Agent with respect to the Collateral subject to such Release Event, release or otherwise terminate its Liens on such Collateral (including, without limitation, a release of any Obligor on a guaranty to the extent such Release Event consists of a sale of all of the equity securities of such Obligor which have been pledged to First Lien Collateral Agent), to the extent such Collateral is to be sold or otherwise disposed of either by (A) the Applicable First Lien Agent or its agents or representatives, or (B) any Obligor with the consent or at the direction of the Applicable First Lien Agent; (ii) be deemed to have consented (along with the Second Lien Creditors) under the Second Lien Documents to such sale or other disposition free and clear of the Second Lien Creditors’ Liens (and waived the provisions of the Second Lien Documents to the extent necessary to permit such transaction) so long as the net proceeds of such sale are (unless otherwise agreed by the Applicable Second Lien Agent) used to permanently reduce the First Lien Obligations; and (iii) Applicable Second Lien Agent shall deliver such Release Documents and take such further actions as Applicable First Lien Agent may reasonably require in connection therewith; provided that, (A) such release by the Applicable Second Lien Agent and Second Lien Creditors shall not extend to or otherwise affect any of the rights of the Second Lien Creditors to the proceeds from any such sale or other disposition of Collateral, subject to the terms hereof and (B) no such release and/or authorization documents shall be required to be delivered (1) to any Obligor or (2) more than two Business Days prior to the date of the closing of the sale or disposition of such Collateral, provided further that if the closing of the sale or disposition of the Collateral subject to such Release Event is not consummated, the Applicable First Lien Agent shall promptly return all Release Documents to the Applicable Second Lien Agent.

2.7. Power of Attorney. Each Second Lien Creditor hereby irrevocably constitutes and appoints the Applicable First Lien Agent and any officer of Applicable First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Lien Creditor and in the name of such Second Lien Creditor or in the Applicable First Lien Agent’s own name, from time to time in the Applicable First Lien Agent’s discretion, for the purpose of carrying out the terms of Sections 2.5, 2.6 and 2.10 hereof, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of such Sections 2.5, 2.6 and 2.10, including any Release Documents; provided, however, that Applicable First Lien Agent shall only exercise such rights upon the failure of any Second Lien Creditor to perform any agreement required to be performed by it pursuant to Sections 2.5, 2.6 and 2.10 hereof within the time periods specified herein. Each Second Lien Creditor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this Section 2.7 to the extent such actions by said attorneys are consistent with the rights granted to Applicable First Lien Agent under Sections 2.5, 2.6, and 2.10 hereof. No Person to whom this power of attorney is presented, as authority for Applicable First Lien Agent to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from any Second Lien Creditor as to the authority of Applicable First Lien Agent to take any action described herein, or as to the existence of or fulfillment of any condition to this power of attorney, which is intended to grant to Applicable First Lien Agent unconditionally the authority to take and perform the actions contemplated herein. Each Second Lien Creditor irrevocably waives any right to commence any suit or action, in law or equity, against any Person which acts in reliance upon or acknowledges the authority granted under this power of attorney.

2.8. Waiver. Subject to the other terms and conditions of this Agreement, each Second Lien Creditor waives any and all notice of the creation, renewal, extension or accrual of any of the

Obligations under the First Lien Documents and notice of or proof of reliance by the First Lien Creditors upon this Agreement and protest, demand for payment or notice except to the extent otherwise specified herein. Each Secured Creditor acknowledges and agrees that the other Secured Creditors have relied upon the Lien priority and other provisions hereof in entering into the Documents and in making funds available to the Borrower thereunder.

2.9. Notice of Interest In Collateral. This Agreement is intended, in part, to constitute an authenticated notification of a claim by each Secured Creditor to the other Secured Creditors of an interest in the Collateral in accordance with the provisions of Sections 9-611 and 9-621 of the Uniform Commercial Code.

2.10. Insurance Matters. Until the First Lien Obligations have been Paid in Full, the Applicable First Lien Agent shall have the sole and exclusive right, subject to the rights of the Obligors under the First Lien Documents, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of any Collateral. All proceeds of such insurance shall inure (i) to First Lien Creditors, to the extent of the First Lien Obligations pursuant to the First Lien Documents (including for purposes of cash collateralization of letter of credit), (ii) after the First Lien Termination Date, the Second Lien Agents and the Second Lien Creditors, to the extent of the Second Lien Obligations pursuant to the Second Lien Documents, and the Second Lien Creditors shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds to the holders of First Lien Obligations (or any representative thereof), including without limitation, providing any necessary endorsements, and (iii) to the extent there are no First Lien Obligations and Second Lien Obligations outstanding, to the owner of the subject property or such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. In the event the First Lien Loan Agreement as in effect on the date hereof permits any Obligor to utilize the proceeds of insurance to replace Collateral, the Second Lien Creditors shall be deemed to have consented to such use of proceeds.

2.11. Similar Liens and Agreements. The parties hereto agree that it is their intention that the Collateral securing the First Lien Obligations and the Second Lien Obligations be identical. In furtherance of the foregoing, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by the First Lien Agents or the Second Lien Agents, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Documents and the Second Lien Documents;

(b) that the provisions of the documents and agreements creating or evidencing the granting of liens in Collateral securing the First Lien Obligations and the Second Lien Obligations shall be in all material respects the same form other than with respect to the priority of the First Lien Obligations thereunder; and

(c) notwithstanding this Section 2.11, the parties hereto agree that any failure by any party to comply with this Section 2.11 shall not impair or alter the priorities or rights of the parties hereto with respect to the other terms and conditions of this Agreement.

Section 3. Enforcement of Security.

3.1. Management of Collateral. Subject to the other terms and conditions of this Agreement, the First Lien Creditors shall have the exclusive right to manage, perform and enforce the terms of the First Lien Documents (to the extent provided therein) with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to their discretion and the exercise of their sole business judgment, including the right to take or retake control or possession of the Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate the Collateral and to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction. In conducting any public or private sale under the Uniform Commercial Code, the Applicable First Lien Agent shall give the Second Lien Agents such notice of such sale as may be required by the applicable Uniform Commercial Code; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice. Neither the Applicable Second Lien Agent nor any other Second Lien Creditor shall, directly or indirectly, take any Enforcement Actions during any Standstill Period. Subject at all times to the provisions of Section 2 and Section 4.3, upon the expiration of the applicable Standstill Period, the Second Lien Creditors may take any Enforcement Action; provided that neither the Applicable Second Lien Agent nor any other Second Lien Creditor shall take Enforcement Actions against Collateral even after the expiration of the applicable Standstill Period so long as either (a) the Applicable First Lien Agent or any of the other First Lien Creditors are pursuing diligently and in good faith an Enforcement Action against all or substantially all of the Collateral or any Material Portion of the Collateral, or diligently attempting in good faith to vacate any stay prohibiting such an Enforcement Action or (b) an Insolvency Proceeding is continuing. In addition, in the event the Applicable First Lien Agent or any of the other First Lien Creditors are pursuing diligently and in good faith an Enforcement Action against any Collateral, neither the Applicable Second Lien Agent nor any other Second Lien Creditor shall take any Enforcement Action with respect to such Collateral.

3.2. Notices of Default. Each Secured Creditor shall give to the other Secured Creditors (or the agent therefore) concurrently with the giving thereof to any Obligor (i) a copy of any written notice by such Secured Creditor of an Event of Default under any of its Documents or a written notice of demand for payment from any Obligor, and (ii) a copy of any written notice sent by such Secured Creditor to any Obligor stating such Secured Creditor’s intention to exercise any material enforcement rights or remedies against such Obligor, including written notice pertaining to any foreclosure on all or any Material Portion of the Collateral or other judicial or non-judicial remedy in respect thereof, and any legal process served or filed in connection therewith; provided that, except for notices required to be provided by a Secured Creditor to another Secured Creditor under any other section of this Agreement, the failure of any Secured Creditor to give such required notice shall not result in any liability to such Secured Creditor or affect the enforceability of any provision of this Agreement, including the relative priorities of the Liens of the Secured Creditors as provided herein, and shall not affect the validity or effectiveness of any such notice as against any Obligor. Each of Applicable First Lien Agent and Applicable Second Lien Agent will provide such information as it may have to the other as the other may from time to time reasonably request concerning the status of the exercise of any Enforcement Action and the Applicable First Lien Agent and the Applicable Second Lien Agent shall be available on a reasonable basis during normal business hours to review with each other alternatives available in exercising such rights, including, but not limited to, advising each other of any offers which may be made from time to time by prospective purchasers of the Collateral (except to the extent the notifying party reasonably believes that a conflict of interest may result or a confidentiality provision may be violated) , provided, that, the failure of any party to do any of the foregoing shall not affect the relative priorities of the First Lien Creditors’ and the Second Lien Creditors’ respective Liens as provided herein or the validity or effectiveness of any notices or demands as against the Borrower or any other Obligor. Obligors hereby consent and agree to each Secured Creditor providing any such information to the other Secured Creditors and to such actions by the Secured Creditors and waive any rights or claims against any Secured Creditors arising as a result of such information or actions.

3.3. Permitted Actions. Section 3.1 shall not be construed to limit or impair in any way the right of: (i) any Secured Creditor to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any Secured Creditor; (ii) any Secured Creditor to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by another Secured Creditor for the sole purpose of protecting such Secured Creditor’s Lien on the Collateral, so long as it does not delay or interfere with the exercise by such other Secured Creditor of its rights under this Agreement, the Documents and under applicable law; and (iii) the Second Lien Lenders to receive any remaining proceeds of Collateral after the First Lien Obligations have been Paid in Full. In addition:

(a) in any Insolvency Proceeding, the Second Lien Creditors may file a claim, proof of claim, or statement of interest with respect to the Second Lien Obligations,

(b) the Second Lien Collateral Agent may take any action (not adverse to the Liens on the Collateral securing the First Lien Obligations, or the rights of the First Lien Collateral Agent or the First Lien Creditors to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Collateral,

(c) the Second Lien Creditors shall be entitled to file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Second Lien Creditors, including without limitation any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement,

(d) in any Insolvency Proceeding, the Second Lien Creditors shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Obligors arising under either the Bankruptcy Code or applicable nonbankruptcy law, in each case in accordance with the terms of this Agreement, and

(e) in any Insolvency Proceeding, the Second Lien Creditors shall be entitled to vote on any plan of reorganization, but only to the extent consistent with the provisions hereof.

3.4. Agent.

(a) In the event that the Applicable First Lien Agent takes possession of or has “control” (as such term is used in the Uniform Commercial Code as in effect in each applicable jurisdiction) over any Collateral for purposes of perfecting its Liens therein, the Applicable First Lien Agent shall be deemed to be holding such Collateral or Liens as a non-fiduciary agent for the benefit of all Secured Creditors, including the Second Lien Creditors, solely to the extent (i) such Liens may only be perfected by possession or control or (ii) required to perfect the Second Lien Creditors’ Lien thereon; provided that the Applicable First Lien Agent shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the Second Lien Creditors and each Second Lien Creditor hereby waives and releases the Applicable First Lien Agent from all claims and liabilities arising pursuant to its role as such representative, except for claims and liabilities arising from gross negligence or willful misconduct as finally determined pursuant to a final order of a court of competent jurisdiction. Promptly following the First Lien Termination Date, the Applicable First Lien Agent who has possession or control of any Collateral shall deliver or assign the remainder of such Collateral, if any, in its possession or “control” to the designee of the Applicable Second Lien Agent (except as may otherwise be required by applicable law or court order) .

(b) In the event that any Secured Creditor (other than the Applicable First Lien Agent) takes possession of or has “control” (as such term is used in the Uniform Commercial Code as in effect in each applicable jurisdiction) over any Collateral for purposes of perfecting its Lien therein, such

Secured Creditor shall be deemed to be holding such Collateral as representative for the benefit of the Secured Creditors, solely for purposes of perfection of its Lien under the Uniform Commercial Code; provided that such Secured Creditor shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the Secured Creditors and each Secured Creditor hereby waives and releases such Secured Creditor from all claims and liabilities arising pursuant to its role as such representative, except for claims and liabilities arising from gross negligence or willful misconduct as finally determined pursuant to a final order of a court of competent jurisdiction. The parties hereto hereby agree that, notwithstanding anything to the contrary contained herein, until the First Lien Termination Date, (i) only the Applicable First Lien Agent shall be entitled to hold possessory Collateral and the Secured Creditors shall deliver to Applicable First Lien Agent promptly all such Collateral in their possession from time to time until the First Lien Termination Date and (ii) with respect to Collateral that may be perfected by control, Applicable First Lien Agent shall either have sole control or have the primary ability to exercise such control.

It is understood and agreed that this Section 3.4 is intended solely to assure continuous perfection of the Liens granted under the applicable Documents, and nothing in this Section 3.4 shall be deemed or construed as altering the priorities or obligations set forth elsewhere in this Agreement. No First Lien Agent shall have by reason of the Second Lien Documents, this Agreement or any other document a fiduciary relationship with respect to any Second Lien Creditor. No Second Lien Agent shall have by reason of the First Lien Documents, this Agreement or any other document a fiduciary relationship with respect to any First Lien Creditor.

3.5. Waiver of Marshaling and Similar Rights. Each Secured Creditor, to the fullest extent permitted by applicable law, waives as to each other Secured Creditor any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshaling, appraisement, valuation or other similar right that may otherwise be available under applicable law.

3.6. Notice of Acceleration. Applicable Second Lien Agent agrees to give to the Applicable First Lien Agent, concurrently with the giving thereof to any Obligor, a copy of any written notice of acceleration of the Second Lien Obligations.

Section 4. Covenants.

4.1. [Reserved].

4.2. Amendments to Second Lien Documents. Until the First Lien Obligations have been Paid in Full, and notwithstanding anything to the contrary contained in the Second Lien Documents, the Second Lien Creditors shall not, without the prior written consent of the First Lien Agents, agree to any amendment, modification or supplement to the Second Lien Documents that would: (i) result in an increase in the interest rates in respect of the Second Lien Loan Obligations by more than 3% per annum above the rates in effect on the date hereof (excluding (x) fluctuations in underlying rate indices and pricing grids and (y) the imposition of a 2% per annum default rate); (ii) shorten the maturity of the Second Lien Obligations or provide for any scheduled amortization of the principal balance of the Second Lien Obligations prior to the maturity date thereof; (iii) increase the principal amount of the Second Lien Obligations in excess of the maximum amount permitted under the First Lien Documents; or (iv) add or make more restrictive the covenants, agreements, or events of default under the Second Lien Loan Documents as in effect on the date hereof, except that the Second Lien Creditors may amend or modify the Second Lien Loan Documents to modify or add covenants or defaults to the extent the corresponding provisions of the First Lien Documents have been amended or modified with appropriate differences in covenant and default levels and thresholds consistent with the covenants and defaults in the First Lien Documents. Each Second Lien Agent, for itself and on behalf of each Second Lien Creditor, agrees that each Second Lien Collateral Document shall include the following language (or language to similar effect reasonably approved by each First Lien Agent and Second Lien Agent):

“Notwithstanding anything herein to the contrary, the security interest granted to the [Second Lien Collateral Agent] pursuant to this Agreement and the exercise of any right or remedy by the [Second Lien Collateral Agent] hereunder are subject to the provisions of the First Lien/Second Lien Intercreditor Agreement. In the event of any conflict among the terms of the First Lien/Second Lien Intercreditor Agreement and the terms of this Agreement, the terms of the First Lien/Second Lien Intercreditor Agreement shall govern and control.”

4.3. Enforcement Actions by Second Lien Lenders. Applicable Second Lien Agent shall give the Applicable First Lien Agent at least five (5) Business Days’ written notice prior to taking any Enforcement Action, which notice may be given during the pendency of any Standstill Period.

4.4. Cure Rights. The First Lien Agents shall have the right, but not any obligation, to cure for the account of Obligors a Second Lien Loan Payment Default at any time during the Standstill Period or, with the prior written consent of the Second Lien Required Lender, thereafter. In the event that such Second Lien Loan Payment Default shall be so cured, the rights of the Second Lien Creditors in respect of such Second Lien Loan Payment Default shall cease. In no event shall the First Lien Creditors, by virtue of the payment of any such amounts, or performance of any obligation required to be paid or performed by any Obligor, be deemed to have assumed any obligation of any Obligor to the Second Lien Creditors or any other Person.

4.5. Turnover. Any voluntary or mandatory prepayments of principal on the Second Lien Obligations received by any Second Lien Creditor in violation of the terms of the First Lien Documents , and any payments or Distributions received by any Second Lien Creditor in violation of the terms of this Agreement, shall be forthwith paid over, in the funds and currency received, to the Applicable First Lien Agent for application to, and as a permanent reduction of, the First Lien Obligations until the First Lien Obligations are Paid in Full.

4.6. Purchase Rights. Without prejudice to the enforcement of the First Lien Creditors’ remedies, the First Lien Creditors agree that if (i) there is an acceleration of the First Lien Obligations in accordance with the terms of the First Lien Documents or (ii) the First Lien Obligations are unpaid at maturity, (any such event in clause (i) or (ii), a “Triggering Event”), the Second Lien Creditors will have the option to purchase the entire (but not less than the entire) aggregate amount of outstanding First Lien Obligations (including unfunded commitments under the First Lien Documents and all obligations with respect to First Lien Letter of Credit Obligations) at par plus accrued interest (without regard to any prepayment penalty or premium), without warranty or representation or recourse, on a pro rata basis across First Lien Creditors. In the event the Second Lien Creditors desire to exercise such purchase option, the Second Lien Creditors shall irrevocably do so within five (5) Business Days after the earlier of notice of acceleration of the First Lien Obligations and stated maturity thereof. The parties shall use commercially reasonable efforts to close promptly after the occurrence of a Triggering Event and in any event within fifteen (15) Business Days after the earlier date referenced in the immediately preceding sentence. Any such purchase shall be exercised pursuant to documentation mutually acceptable to each of the Applicable First Lien Agent and the Applicable Second Lien Agent. If the Second Lien Creditors do not exercise their option pursuant this Section 4.6 within the timeframe set forth in the second preceding sentence, the First Lien Creditors shall have no further obligations pursuant to this Section 4.6 and may take any further actions in their sole discretion in accordance with the First Lien Documents and this Agreement.

Section 5. Bankruptcy Matters.

5.1. Bankruptcy. This Agreement shall be applicable both before and after the filing of any petition by or against any Obligor under the Bankruptcy Code or any other Insolvency Proceeding and all converted or succeeding cases in respect thereof, and all references herein to any Obligor shall be deemed to apply to the trustee for such Obligor and such Obligor as a debtor-in-possession. This Agreement shall constitute a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. The relative rights of the First Lien Creditors and the Second Lien Creditors in or to any Distributions from or in respect of any Collateral or proceeds of Collateral shall continue after the filing of such petition on the same basis as prior to the date of such filing, subject to any court order approving the financing of, or use of cash collateral by, any Obligor as debtor-in-possession in accordance with the terms hereof.

5.2. Post Petition Financing.

(a) If any Obligor or Obligors shall become subject to a case under the Bankruptcy Code and such Obligor or Obligors as debtor(s)-in-possession (or a trustee appointed on behalf of such Obligor or Obligors) shall move for either (x) approval of financing (“DIP Financing”) to be secured by any of the Collateral and to be provided by one or more of the First Lien Creditors under Section 364 of the Bankruptcy Code or as otherwise to be provided by another Person with the consent of the First Lien Agents, or (y) the use of Collateral that constitutes cash collateral with the consent of the First Lien Agents under Section 363 of the Bankruptcy Code, subject to Section 5.2(b), the Second Lien Creditors agree as follows: (i) such DIP Financing may be secured by Liens on all or a part of the assets of the Obligors (including Collateral) which shall be superior in priority to the Liens on the assets of the Obligors held by any other Person; (ii) the Second Lien Creditors shall not contest or oppose in any manner such DIP Financing or cash collateral use and shall be deemed to have waived any objections to such financing or cash collateral use, including by any objection alleging Obligors’ failure to provide “adequate protection” for the Liens of the Second Lien Creditors or otherwise, and (iii) the Second Lien Creditors further agree that their Liens on the Collateral shall be subordinated to (y) any adequate protection Liens provided to the First Lien Creditors and (z) any “carveout” for professional or United States Trustee fees agreed to by the Applicable First Lien Agent, as long as (A) any such DIP Financing is secured by a Lien that is senior to or pari passu with the Liens securing the First Lien Obligations, (B) the Applicable Second Lien Agent retains a Lien on the Collateral (including proceeds thereof arising after the commencement of such proceeding) with the same priority vis-à-vis the Liens securing the First Lien Obligations as existed prior to the commencement of the case under the Bankruptcy Code (junior in priority to the Liens securing such DIP Financing as described above), (C) the Second Lien Creditors are permitted to seek (without objection from the First Lien Creditors) a replacement Lien on post-petition assets, with the same priority vis-à-vis the Liens securing the First Lien Obligations as existed prior to the commencement of the case under the Bankruptcy Code (junior in priority to the Liens securing such DIP Financing, provided that the inability of the Second Lien Creditors to receive a Lien on actions under Chapter 5 of the Bankruptcy Code or proceeds thereof shall not affect the agreements and waivers set forth in this clause (a), and (D) the sum of the principal amount of loans and letter of credit accommodations outstanding under such DIP Financing plus the aggregate principal amount of First Lien Obligations outstanding immediately after giving effect to any payment thereof with proceeds of any such DIP Financing does not exceed the Maximum First Lien Principal Amount. If the Applicable First Lien Agent objects to any motion by an Obligor for use of cash collateral under Section 363 of the Bankruptcy Code or to incur financing under Section 364 of the Bankruptcy Code, then at the written request of the Applicable First Lien Agent, Second Lien Creditors will join the objection of the Applicable First Lien Agent. Second Lien Creditors shall not, directly or through an affiliate, seek to provide or support DIP Financing secured by Liens equal or senior to the Liens of the First Lien Creditors, without the written consent of the Applicable First Lien Agent.

(b) In any Insolvency Proceeding, (i) the Second Lien Creditors will not oppose the First Lien Creditors’ motions to receive adequate protection payments, or post-petition interest, fees, or expenses, or additional or replacement collateral, or a superpriority administrative claim in connection with any use of cash collateral or DIP Financing meeting the requirements of Section 5.2(a), or oppose any objection by the Applicable First Lien Agent or the First Lien Creditors to any motion, relief, action or proceeding based on the Applicable First Lien Agent or the First Lien Creditors claiming a lack of adequate protection, (ii) the Second Lien Creditors will not seek or accept adequate protection payments absent the consent or direction of the First Lien Creditors, (iii) if the First Lien Creditors (or any subset thereof) are granted adequate protection in the form of additional or replacement collateral in connection with any such DIP Financing, the Second Lien Creditors may seek adequate protection in the form of a Lien on such additional or replacement collateral, which Lien, if granted, will be subordinate to the Liens securing the First Lien Obligations and such DIP Financing on the same basis as the other Liens securing the Second Lien Obligations are so subordinated under this Agreement and each First Lien Lender hereby consents to the granting of such Lien (provided that any failure of the Second Lien Creditors to obtain such adequate protection shall not impair or otherwise affect the agreements, undertakings and consents of the Second Lien Creditors pursuant to Section 5.2(a)), (iv) in the event one or more Second Lien Creditors seek or request such adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of a Lien on additional or replacement collateral, then each Second Lien Creditor agrees that the Applicable First Lien Agent may seek and obtain, and each Second Lien Creditor hereby consents to the granting of, a senior Lien on such additional collateral as security for the First Lien Obligations and for any such DIP Financing provided by the First Lien Creditors and to any other Liens granted to the First Lien Creditors as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are subordinated under this Agreement and (v) the Second Lien Creditors shall be entitled to seek (and the First Lien Creditors will not object to or oppose such efforts) (A) any budgets or financial reports provided by the Obligors to the First Lien Creditors, (B) the same access to the Obligors’ facilities, personnel, books and records as is provided by the Obligors to the First Lien Creditors and their representatives and (C) subject to clauses (ii), (iii) and (iv) above, such other forms of adequate protection granted to the First Lien Creditors. If and to the extent any such additional or replacement Liens are insufficient to provide adequate protection of the interests of the Second Lien Lenders, any claim of such Second Lien Creditors under Section 507(b) of the Bankruptcy Code shall be subordinate in right of payment of any claim of the First Lien Creditors under Section 507(b) of the Bankruptcy Code

5.3. Sale of Collateral; Waivers. The Second Lien Creditors agree that they will consent to and otherwise not object to or oppose a sale or other disposition of any assets securing the Obligations under the First Lien Documents (or any portion thereof) free and clear of Liens or other claims under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code, except on a basis of objection or opposition that could be raised by an unsecured creditor, if the Applicable First Lien Agent has consented to such sale or disposition of such assets, it being understood that the Second Lien Creditors shall, unless the net proceeds of such sale are applied in accordance with Section 5.5(a), be entitled to a Lien with respect to the net proceeds of such sale subject to the terms and conditions of this Agreement. The Second Lien Creditors further agree they will not object to or oppose, or support any party in opposing, the right of the Applicable First Lien Agent to credit bid under Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law) with respect to the Collateral, subject to the provision of the immediately preceding sentence. The Second Lien Creditors waive any claim they may now or hereafter have arising out of the First Lien Creditors’ election in any proceeding instituted under Chapter 11 of the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code. The Second Lien Creditors agree following commencement of an Insolvency Proceeding not to initiate or prosecute or join with any other Person to initiate or prosecute any claim, action or other proceeding (i) challenging the validity or enforceability of the First Lien Creditors’ claim as a fully secured claim under Section 506 of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law) with respect to all or part of the First Lien Obligations, or opposing any action by the First Lien Creditors to enforce their rights or remedies relating under the First Lien Documents; (ii) asserting any claims which the Obligors may hold with respect to the First Lien Creditors or asserting or enforcing, at any time prior to the discharge of First Lien Obligations, any claim under Section 506(c) of the Bankruptcy Code senior to or on parity with the First Lien Obligations for costs or expenses of preserving or disposing of any Collateral; (iii) seeking to lift any automatic stay to the extent that such action is opposed by the Applicable First Lien Agent; (iv) opposing a motion by the Applicable First Lien Agent to lift any automatic stay; (v) proposing or voting (to the extent such vote is required to satisfy Section 1129(a)(10) of the Bankruptcy Code) in favor of any chapter 11 plan that seeks confirmation under Section 1129(b)(2)(A) of the Bankruptcy Code, unless the First Lien Lenders consent in writing and in advance to such action or such chapter 11 plan has been accepted by the class of First Lien Lenders voting thereon in accordance with Section 1126 of the Bankruptcy Code; or (vi) resulting or potentially resulting in any “cram down” of the First Lien Obligations, any DIP Financing or any claims of the First Lien Lenders, including any vote or proposal to vote in favor of any chapter 11 plan that seeks confirmation under section 1129(b)(2)(A) of the Bankruptcy Code, unless the First Lien Lenders consent in writing and in advance to such action.

5.4. Invalidated Payments. To the extent that the First Lien Creditors receive payments on, or proceeds of Collateral for, the Obligations under the First Lien Documents which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then to the extent of such payment or proceeds received, such Obligations, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the First Lien Creditors. To the extent any Second Lien Creditor has received proceeds of Collateral or a Distribution to which such Second Lien Creditor would not have been entitled under this Agreement had such reinstatement occurred prior to receipt of such proceeds or Distribution, such Second Lien Creditor shall turn over such proceeds or Distributions to the Applicable First Lien Agent for reapplication to the First Lien Obligations in accordance with this Agreement (except as otherwise required by applicable law).

5.5. Separate Grants of Security and Separate Classification. In the event of any Insolvency Proceeding involving one or more Obligors:

(a) All net proceeds of Collateral shall be applied to reduce permanently the First Lien Obligations until all First Lien Obligations are Paid in Full before any Distribution (other than (i) Reorganization Securities, (ii) Distributions, to the extent constituting Distributions paid to unsecured creditors (other than First Lien Creditors) with the consent of the First Lien Creditors which the Second Lien Creditors receive or are entitled to receive as unsecured creditors, (iii) proceeds of causes of action, other than against First Lien Creditors, arising solely under Sections 510, 544, 545, 547, 548, 549, 550, 552(b) and 553 of the Bankruptcy Code or (iv) Distributions, to the extent constituting Distributions paid to general unsecured creditors pursuant to a Chapter 11 plan confirmed under Section 1129 of the Bankruptcy Code except to the extent Second Lien Creditors are general unsecured creditors as a result of actions purposefully taken, or purposefully omitted to be taken by the Second Lien Creditors, immediately prior to the commencement of, or during, the Insolvency Proceeding (the items described in the foregoing clauses (ii), (iii) and (iv) are referred to as “Permitted Unsecured Distributions”)), whether in cash, securities or other property, shall be made to one or more Second Lien Creditors on account of any Second Lien Obligations.

(b) To the extent the net proceeds of Collateral are to be applied in a manner other than as set forth above, the Second Lien Creditors may file an objection as to the application of such proceeds (but may not object to any sale of Collateral) so long as such objection is filed prior to the application of such proceeds.

(c) Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Second Lien Obligations (other than Reorganization Securities and Permitted Unsecured Distributions) shall be paid or delivered directly to the Applicable First Lien Agent (to be held and/or applied by the Applicable First Lien Agent in accordance with the terms of this Agreement) until all First Lien Obligations are Paid In Full. Each Second Lien Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions (other than Reorganization Securities and Permitted Unsecured Distributions) to the Applicable First Lien Agent. The Second Lien Creditors hereby irrevocably authorize and empower the Applicable First Lien Agent, in the name of Second Lien Creditors, to demand, sue for, collect and receive any and all such Distributions (other than Reorganization Securities or Permitted Unsecured Distributions) in the event that the Second Lien Creditors fail to take any action required or requested hereunder to collect any such Distribution in a timely manner such that the First Lien Creditors reasonably believe that the ability to obtain or recover any such Distributions is jeopardized or impaired, or where such delay or inaction could reasonably be expected to materially prejudice, impair or otherwise materially adversely impact the interests of the First Lien Creditors in the Collateral or in any such Distributions (but not to vote any claims of such Second Lien Creditor in an Insolvency Proceeding).

(d) Each of the Borrower and the other Obligors; the Applicable First Lien Agent and all other First Lien Creditors; and the Applicable Second Lien Agent and all other Second Lien Creditors acknowledges and agrees that (i) the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or confirmed in an Insolvency or Liquidation Proceeding. In addition, the parties hereto agree that regardless of whether any claim for post-petition interest, fees, costs, charges or expenses (as set forth in Section 5.8 hereto) may not be allowed or allowable in such Insolvency Proceeding, and without limiting the generality of the other provisions of this Agreement, this Agreement expressly is intended to include and does include the “rule of explicitness” in that this Agreement expressly entitles each First Lien Creditor, and is intended to provide the Applicable First Lien Agent with the right to receive, in respect of their First Lien Obligations, payment from the Collateral of all claims for post-petition interest, fees, costs, charges or expenses (as set forth in Section 5.8 hereto) through distributions made therefrom pursuant to the provisions of this Agreement even though any such post-petition claim (as set forth in Section 5.8 hereto) are not allowed or allowable against the bankruptcy estate of the Borrower or any other Obligor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other bankruptcy law. To further effectuate the intent of the parties as provided in the immediately preceding sentences, if it is held that the claims of the First Lien Creditors and Second Lien Creditors in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the First Lien Creditors shall be entitled to receive, in addition to amounts distributed to them from, or in respect of, the Collateral in respect of principal, prepetition interest and other claims, all amounts owing in respect of any claims for post-petition interest, fees, costs, charges or expenses (as set forth in Section 5.8 hereto), irrespective of whether such claim for such amounts is allowed or allowable in such Insolvency Proceeding, before any distribution from, or in respect of, any Collateral is made in respect of the claims held by the Second Lien Creditors, with the Second Lien Creditors hereby acknowledging and agreeing to turn over to the First Lien Creditors amounts otherwise received or receivable by them from the Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Creditors.

(e) Each Secured Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of any or all of the First Lien Obligations or Second Lien Obligations or any Liens and security interests securing the First Lien Obligations or Second Lien Obligations.

5.6. Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

5.7. Notice of Claims. The parties acknowledge and agree that (i) the claims and interests of the First Lien Creditors under the First Lien Documents are substantially different from the claims and interests of the Second Lien Creditors under the Second Lien Documents; and (ii) such claims and interests should be treated as separate classes of senior and junior claims for purposes of Section 1122 of the Bankruptcy Code and, in any Insolvency Proceeding, the Second Lien Creditors will not make, and will object to, any assertion to the contrary.

5.8. Rights as Unsecured Creditors. Except as otherwise provided herein, in any Insolvency Proceeding, the Second Lien Creditors may exercise rights and remedies as unsecured creditors against the Borrower and other Obligors in accordance with the Second Lien Documents and applicable law.

(a) Neither the Second Lien Agent nor any other Second Lien Creditor shall oppose or seek to challenge any claim by the First Lien Agent or any First Lien Creditor for allowance in any Insolvency Proceeding of First Lien Obligations consisting of post-petition interest, fees, costs, charges or expenses to the extent of the value of the First Lien Agent’s Lien held for the benefit of the First Lien Creditors, without regard to the existence of the Lien of the Second Lien Agent on behalf of the Second Lien Creditors on the Collateral.

(b) Neither the First Lien Agent nor any other First Lien Creditor shall oppose or seek to challenge any claim by the Second Lien Agent or any Second Lien Creditor for allowance in any Insolvency Proceeding of Second Lien Obligations consisting of post-petition interest, fees, costs, charges or expenses to the extent of the value of the Lien of the Second Lien Agent on behalf of the Second Lien Creditors on the Collateral (after taking into account the First Lien Obligations).

Section 6. Miscellaneous.

6.1. Termination. This Agreement shall terminate and be of no further force and effect upon either (a) the First Lien Termination Date, or (b) Second Lien Termination Date; provided that the provisions of Section 5.4 shall survive the termination of this Agreement.

6.2. Successors and Assigns. This Agreement shall be binding upon each Secured Creditor and its respective successors and assigns and shall inure to the benefit of each Secured Creditor and its respective successors, participants and assigns.

6.3. Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed, sent by overnight courier, telecopied, or delivered, as follows:

(a) If to any First Lien Creditor, to it at the following address:

GE Capital

c/o TransFirst Account Manager

299 Park Avenue, 5th Floor

New York, NY 10016

with copies, which shall not constitute notice, to:

General Electric Capital Corporation

201 Merritt 7

P.O. Box 5201

Norwalk, Connecticut 06851

Attn: General Counsel-Global Sponsor Finance

Facsimile: (203) 956-4216

and

General Electric Capital Corporation

500 West Monroe Street

Chicago, Illinois 60661

Attn: Corporate Counsel-Global Sponsor Finance

Facsimile: (312) 441-6876

If to any Second Lien Creditor, to it at the following addresses:

GE Capital

c/o TransFirst Account Manager

299 Park Avenue, 5th Floor

New York, NY 10016

with copies, which shall not constitute notice, to:

General Electric Capital Corporation201 Merritt 7

P.O. Box 5201

Norwalk, Connecticut 06851

Attn: General Counsel-Global Sponsor Finance

Facsimile: (203) 956-4216

and

General Electric Capital Corporation

500 West Monroe Street

Chicago, Illinois 60661

Attn: Corporate Counsel-Global Sponsor Finance

Facsimile: (312) 441-6876

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 6.3. All such notices and other communications shall be effective (i) if sent by registered mail, return receipt requested, when received or three Business Days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and a confirmation is received, provided the same is on a Business Day and, if not, on the next Business Day, or (iii) if delivered by messenger or overnight courier, upon delivery, provided the same is on a Business Day and, if not, on the next Business Day.

6.4. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, and each such counterpart shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

6.5. GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG THE PARTIES HERETO PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, PROVIDED, THAT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. EACH OF THE PARTIES HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

6.6. MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

6.7. Amendments. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Person from the terms hereof, in either case, other than pursuant to a Consent and Acknowledgement, shall in any event be effective unless it is in writing and signed by the First Lien Agents and Second Lien Agents, in each case, acting in accordance with the applicable Documents, and each Obligor party hereto. Notwithstanding the foregoing, no Obligor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except with respect to any amendment, modification or waiver which by the terms of this Agreement requires the consent of such Obligor or which directly and adversely affects the rights, interests, liabilities or privileges of, or imposes additional duties and obligations on, the Borrower or any Obligor.

6.8. No Waiver. No failure or delay on the part of any Secured Creditor in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

6.9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction.

6.10. Further Assurances. Each First Lien Agent, on behalf of itself and the other First Lien Creditors under the First Lien Documents, each Second Lien Agent, on behalf of itself and the other Second Lien Creditors under the Second Lien Documents, agrees to cooperate fully with each other party hereto to effectuate the intent and provisions of this Agreement and, from time to time, to execute and deliver any and all other agreements, documents or instruments, and to take such other actions, as may be reasonably necessary or desirable to effectuate the intent and provisions of this Agreement.

6.11. Headings. The section headings contained in this Agreement are and shall be without meaning or content whatsoever and are not part of this Agreement.

6.12. Lien Priority Provisions. This Agreement and the rights and benefits hereunder shall inure solely to the benefit of the First Lien Creditors and the Second Lien Lenders and their respective successors and permitted assigns and no other Person (including the Obligors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert rights or benefits hereunder. Nothing contained in this Agreement is intended to or shall impair the obligation of any Obligor to pay the Obligations as and when the same shall become due and payable in accordance with their respective terms, or to affect the relative rights of the creditors of any Obligor, other than First Lien Creditors and the Second Lien Lenders as between themselves.

6.13. Credit Analysis. The Secured Creditors shall each be responsible for keeping themselves informed of (i) the financial condition of the Obligors and all other all endorsers, obligors and/or guarantors of the Obligations and (ii) all other circumstances bearing upon the risk of nonpayment of the Obligations. No Secured Creditor shall have any duty to advise any other Secured Creditor of information known to it regarding such condition or any such other circumstances. No Secured Creditor assumes any liability to any other Secured Creditor or to any other Person with respect to: (a) the financial or other condition of Obligors under any instruments of guarantee with respect to the Obligations, (b) the enforceability, validity, value or collectibility of the Obligations, any Collateral therefor, or any guarantee or security which may have been granted in connection with any of the Obligations or (c) any Obligor’s title or right to transfer any Collateral or security.

6.14. Waiver of Claims. To the maximum extent permitted by law, each party hereto waives any claim it might have against any Secured Creditor with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the any party hereto or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Documents or any transaction relating to the Collateral. None of the Secured Creditors, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or, except as specifically provided herein, shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Obligor or any Secured Creditor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

6.15. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Documents, the provisions of this Agreement shall govern.

6.16. Roles of Secured Creditors. The parties hereto agree that any limitations, restrictions or prohibitions imposed on any Secured Creditor in its capacity as a Second Lien Creditor or First Lien Creditor hereunder shall not apply to any such Person in its capacity as a holder of debt or equity under documentation not subject to this Agreement.

6.17. Requirements for Consent and Acknowledgment.

(a) The Borrower may designate hereunder in writing additional obligations as Other First Lien Obligations or Other Second Lien Obligations, and may specify that any such additional obligations constitute a refinancing of any existing Series of First Lien Obligations or any Series of the Second Lien Obligations, as the case may be, without the consent of any other First Lien Creditor or any other Second Lien Creditor, if the incurrence of such obligations and related Liens (including the priority thereof) is not prohibited under the First Lien Documents and the Second Lien Documents.

(b) If not so prohibited and if the Borrower wishes to so designate, the Borrower shall (i) notify the Applicable First Lien Agent and the Applicable Second Lien Agent in writing of such designation (and such Applicable First Lien Agent and the Applicable Second Lien Agent shall forward such notice to each other First Lien Agent and Second Lien Agent, as applicable, then existing), (ii) cause the applicable agent for any such additional obligations that are designated as Other First Lien Obligations or Other Second Lien Obligations, as applicable, to execute and deliver an applicable Consent and Acknowledgment and (iii) if applicable, cause such agent to indicate in such Consent and Acknowledgment that such Other First Lien Obligations or Other Second Lien Obligations constitute a refinancing of a specified existing Series of First Lien Obligations or Second Lien Obligations, as applicable.

(c) Notwithstanding anything to the contrary set forth in this Section 6.17 or in Sections 6.7 or 6.8 hereof, the Applicable First Lien Agent and the Applicable Second Lien Agent shall (i) to the extent applicable, provide written notice that the applicable agent for any such additional obligations that are designated as Other First Lien Obligations or Other Second Lien Obligations, as applicable, has become the Applicable First Lien Agent or Applicable Second Lien Agent, as applicable, and (ii) at the request of the Borrower, without the consent of any First Lien Creditor or any Second Lien Creditor, execute and deliver the acknowledgement and confirmation of the applicable Consent and Acknowledgment and/or enter into an amendment, a restatement or a supplement of this Agreement to facilitate the designation of Other First Lien Obligations or Other Second Lien Obligations. Any such amendment may, among other things:

(i) add other parties holding First Lien Loan Obligations, Second Lien Loan Obligations, Other First Lien Obligations or Other Second Lien Obligations (or any agent or trustee therefor), as the case may be, to the extent such indebtedness is not prohibited by the applicable Document;

(ii) in the case of additional Second Lien Obligations, (A) establish that the Liens on the Collateral securing such Second Lien Obligations shall be junior and subordinate in all respects to all Liens on the Collateral securing any present or future First Lien Obligations, and (B) provide to holders of such Second Lien Obligations (or any agent or trustee thereof) the comparable rights and benefits as are provided to the Second Lien Creditors under this Agreement; and

(iii) in the case of additional Other First Lien Obligations, (A) establish that the Liens on the Collateral securing such Other First Lien Obligations shall be superior and prior in all respects to all Liens on the Collateral securing any present or future Second Lien Obligations, and (b) provide to the holders of such Other First Lien Obligations (or any agent or trustee thereof) the comparable rights and benefits as are provided to the First Lien Creditors under this Agreement.

(d) Any such additional party as described in clause (c) above, the Applicable First Lien Agent and the Applicable Second Lien Agent shall be entitled to rely on the determination of officers of the Borrower that such modifications do not violate any applicable Documents, if such determination is set forth in an officer’s certificate delivered by the Borrower at the request of such party, the Applicable First Lien Agent or the Applicable Second Lien Agent; provided, however, that such determination will not affect whether or not the Borrower has complied with its undertakings in such Documents.

(e) At the request of the Borrower, without the consent of any First Lien Obligations Creditor or any other Second Lien Obligations Creditor, any then existing First Lien Agent or Second Lien Agent (in addition to the Applicable First Lien Agent and the Applicable Second Lien Agent) shall execute and deliver the acknowledgement and confirmation of the applicable Consent and Acknowledgment and/or enter into an amendment, a restatement or a supplement of this Agreement to facilitate the designation of Other First Lien Obligations or Other Second Lien Obligations. For the avoidance of doubt, such actions shall not be required for the effectiveness of any such designation of an Other First Lien Obligations or Other Second Lien Obligations.

6.18. Intercreditor Agreements. Notwithstanding anything to the contrary contained in this Agreement, each party hereto agrees that the First Lien Creditors (as among themselves) and the Second Lien Obligations Creditors (as among themselves) may each enter into intercreditor agreements (or similar arrangements) with the relevant First Lien Agent or Second Lien Agent, respectively, governing the rights, benefits and privileges as among the First Lien Creditors themselves or among the Second Lien Creditors themselves, as the case may be, in respect of any or all of the Collateral, this Agreement and the other First Lien Collateral Documents or the other Second Lien Collateral Documents, as the case may be, including as to the application of proceeds of any Collateral, voting rights, control of any Collateral and waivers with respect to any Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement, any First Lien Collateral Documents or any Second Lien Collateral Documents, as the case may be. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement, any First Lien Collateral Document or Second Lien Collateral Document, and the provisions of this Agreement, the First Lien Collateral Documents the Second Lien Collateral Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

First Lien Agent

GENERAL ELECTRIC CAPITAL CORPORATION, as First Lien Administrative Agent and Applicable First Lien Agent

By:	/s/ Christopher Kill
Name: Christopher Kill
Title: Duly Authorized Signatory

Second Lien Agent

GENERAL ELECTRIC CAPITAL CORPORATION, as Second Lien Administrative Agent and Applicable Second Lien Agent

By:	/s/ Christopher Kill
Name: Christopher Kill
Title: Duly Authorized Signatory

[Signature Page to First Lien/Second Lien Intercreditor Agreement]

Obligors

TRANSFIRST PARENT CORP., a Delaware corporation

By:	/s/ Mark Travis
Name: Mark Travis
Title: Senior Vice President & Chief Financial Officer

TRANSFIRST HOLDINGS, INC., a Delaware corporation

By:	/s/ Mark Travis
Name: Mark Travis
Title: Senior Vice President & Chief Financial Officer

TRANSFIRST, LLC, a Delaware limited liability company

By:	/s/ Mark Travis
Name: Mark Travis
Title: Senior Vice President & Chief Financial Officer

TRANSFIRST THIRD PARTY SALES, LLC, a Delaware limited liability company

By:	/s/ Mark Travis
Name: Mark Travis
Title: Senior Vice President & Chief Financial Officer

SOLVERAS, LLC, a Tennessee limited liability company

By:	/s/ Mark Travis
Name: Mark Travis
Title: Senior Vice President & Chief Financial Officer

TRANSFIRST CORPORATE SALES, LLC, a Delaware limited liability company

By:	/s/ Mark Travis
Name: Mark Travis
Title: Senior Vice President & Chief Financial Officer

[Signature Page to First Lien/Second Lien Intercreditor Agreement]

TRANSFIRST HEALTH AND GOVERNMENT SERVICES, LLC, a Delaware limited liability company

By:	/s/ Mark Travis
Name: Mark Travis
Title: Senior Vice President & Chief Financial Officer

ME ACQUISITION, LLC, a Delaware limited liability company

By:	/s/ Mark Travis
Name: Mark Travis
Title: Senior Vice President & Chief Financial Officer

CN ACQUISITION, LLC, a Delaware limited liability company

By:	/s/ Mark Travis
Name: Mark Travis
Title: Senior Vice President & Chief Financial Officer

TRANSFIRST EPAYMENT, LLC, a Nevada limited liability company

By:	/s/ Mark Travis
Name: Mark Travis
Title: Senior Vice President & Chief Financial Officer

TRANSFIRST EPAYMENT SERVICES, LLC, a Delaware limited liability company

By:	/s/ Mark Travis
Name: Mark Travis
Title: Senior Vice President & Chief Financial Officer

PAYMENT RESOURCES INTERNATIONAL, LLC, a Delaware limited liability company

By:	/s/ Mark Travis
Name: Mark Travis
Title: Senior Vice President & Chief Financial Officer

[Signature Page to First Lien/Second Lien Intercreditor Agreement]

EXHIBIT A

CONSENT AND ACKNOWLEDGMENT1

(Other First Lien Obligations)

This CONSENT AND ACKNOWLEDGMENT (this “Consent”) dated as of [mm] [dd], [yyyy], is executed by [            ], as an Other First Lien Obligations Agent (the “New Agent”), and acknowledged by [    ], as the Applicable First Lien Agent, [    ], [[            ], as an Other First Lien Obligations Agent,] as the Applicable Second Lien Agent, [[                    ], as an Other Second Lien Obligations Agent] and TRANSFIRST HOLDINGS, INC., as the Borrower (on behalf of itself and the other Obligors as defined in the Intercreditor Agreement defined below).

This Consent is with respect to that certain First/Second Lien Intercreditor Agreement, dated as of December 27, 2012 (as amended, renewed, extended, supplemented, restated, replaced or otherwise modified from time to time, the “Intercreditor Agreement”), by GE, in its capacities as First Lien Facility Agent and Applicable First Lien Agent, and GE, in its capacities as Second Lien Facility Agent and Applicable Second Lien Agent; and acknowledged and consented to (a) by the Borrower for itself and on behalf of the Obligors, (b) by each other Other First Lien Obligations Agent, for itself and on behalf of such other Other First Lien Obligations Creditors, that has executed and delivered an applicable Consent and Acknowledgment, and (c) by each Second Lien Obligations Agent, for itself and on behalf of such Other Second Lien Obligations Creditors, that has executed and delivered an applicable Consent and Acknowledgment. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Intercreditor Agreement.

Reference is made to [describe new indebtedness] with respect to which the New Agent is acting as [trustee/collateral agent/authorized representative].

The New Agent hereby (a) represents that it is acting in the capacity of an Other First Lien Obligations Agent for the [“Creditors”] as defined in and under [            ] and (b) agrees, for itself and on behalf of such Creditors, to be bound by the terms of the First Lien/Second Intercreditor Agreement as if it were an Other First Lien Obligations Agent, and such Creditors were Other First Lien Obligations Creditors, as of the date of the Intercreditor Agreement.

THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

[Remainder of this page intentionally left blank.]

[1]	To be updated in the event of a refinancing debt.

IN WITNESS WHEREOF, the undersigned has caused this Consent and Acknowledgment to be duly executed by its authorized officer as of the day and year first above written.

[NEW AGENT]

By:
Name:
Title:

Acknowledged and Confirmed by, for purposes of the Intercreditor Agreement:

[ ], as Applicable Second Lien Agent

By:
Title:
Name:

[[ ], as Other First Lien Obligations Agent

By:
Title:
Name:]

[ ], as Applicable First Lien Agent

By:
Title:
Name:

[[ ], as Other Second Lien Obligations Agent

By:
Title:
Name:]

TRANSFIRST HOLDINGS, INC., for itself and on behalf of the Obligors

By:
Title:
Name:

[Intercreditor Agreement]

EXHIBIT B

CONSENT AND ACKNOWLEDGMENT2

(Other Second Lien Obligations)

This CONSENT AND ACKNOWLEDGMENT (this “Consent”) dated as of [mm] [dd], [yyyy], is executed by [            ], as an Other Second Lien Obligations Agent (the “New Agent”), and acknowledged by [CREDIT SUISSE AG], as the Applicable First Lien Agent, [CREDIT SUISSE AG], [[            ], as an Other First Lien Obligations Agent] as the Applicable Second Lien Agent, [[            ], as an Other Second Lien Obligations Agent] and TRANSFIRST HOLDINGS, INC., as the Borrower (on behalf of itself and the other Obligors as defined in the Intercreditor Agreement defined below).

This Consent is with respect to that certain First/Second Lien Intercreditor Agreement, dated as of December 27, 2012 (as amended, renewed, extended, supplemented, restated, replaced or otherwise modified from time to time, the “Intercreditor Agreement”), by GE, in its capacities as First Lien Facility Agent and Applicable First Lien Agent, and GE, in its capacities as Second Lien Facility Agent and Applicable Second Lien Agent; and acknowledged and consented to (a) by the Borrower for itself and on behalf of the Obligors, (b) by each Other First Lien Obligations Agent, for itself and on behalf of such Other First Lien Obligations Creditors, that has executed and delivered an applicable Consent and Acknowledgment, and (c) by each other Other Second Lien Obligations Agent, for itself and on behalf of such other Other Second Lien Obligations Creditors, that has executed and delivered an applicable Consent and Acknowledgment. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Intercreditor Agreement.

Reference is made to [describe new indebtedness] with respect to which the New Agent is acting as [trustee/collateral agent/authorized representative].

The New Agent hereby (a) represents that it is acting in the capacity of an Other Second Lien Obligations Agent for the [“Creditors”] as defined in and under [            ] and (b) agrees, for itself and on behalf of such Creditors, to be bound by the terms of the First Lien/Second Intercreditor Agreement as if it were an Other Second Lien Obligations Agent, and such Creditors were Other Second Lien Obligations Creditors, as of the date of the Intercreditor Agreement. The New Agent irrevocably appoints and authorizes the Intercreditor Representative to take such action as agent on its behalf and to exercise such powers under the ABL Intercreditor Agreement as are delegated to the Intercreditor Representative by the terms thereof, together with all such powers as are reasonably incidental thereto.

THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

[Remainder of this page intentionally left blank.]

[2]	To be updated in the event of a refinancing debt.

IN WITNESS WHEREOF, the undersigned has caused this Consent and Acknowledgment to be duly executed by its authorized officer as of the day and year first above written.

[NEW AGENT]

By:
Name:
Title:

Acknowledged and Confirmed by, for purposes of the Intercreditor Agreement:

[ ], as Applicable Second Lien Agent

By:
Title:
Name:

[[ ], as Other First Lien Obligations Agent

By:
Title:
Name:]

[ ], as Applicable First Lien Agent

By:
Title:
Name:

[[ ], as Other Second Lien Obligations Agent

By:
Title:
Name:]

TRANSFIRST HOLDINGS, INC., for itself and on behalf of the Obligors

By:
Title:
Name: